Exhibit 10.6

N O N Q U A L I F I E D S T O C K O P T I O N A G R E E M E N T

Scientific Advisory Board Grant

Non-transferable

G R A N T TO

_______________

(“Optionee”)

the right to acquire from

F3 Platform Biologics, Inc. (the “Company”)

________ shares of its Common Stock, par value $0.001 (the “Shares”), at the price of $____ per share pursuant to and subject to the provisions of the F3 Platform Biologics, Inc. 2019 Equity Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages (the “Terms and Conditions”). By accepting this option (the “Option” or “Options”), Optionee shall be deemed to have agreed to the Terms and Conditions set forth in this Award Agreement and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, F3 Platform Biologics, Inc., acting by and through its duly authorized officers, has caused this Award Agreement to be duly executed.

F3 Platform Biologics, Inc.

By:	Grant Date:

TERMS AND CONDITIONS

1. Vesting of Options. Unless vesting is accelerated in the discretion of the Committee or as provided below in this Section 1, one-third (1/3) of the Options shall vest (become exercisable) on each of the first three anniversaries of the Grant Date, provided that Optionee remains in Continuous Service on each such vesting date. Notwithstanding the foregoing vesting schedule, the Options shall become fully vested and exercisable upon (i) Optionee’s death during his or her Continuous Service, (ii) the termination of Optionee’s Continuous Service by the Company by reason of his or her Disability, or (iii) a Change in Control. In the event of the termination of Optionee’s Continuous Service for any reason other than death or Disability, the unvested portion of the Option will expire immediately.

2. Term of Option and Limitations on Right to Exercise. The term of the Option will be for a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

(a) three months after the termination of Optionee’s Continuous Service for any reason other than (i) by the Company for Cause or (ii) by reason of Optionee’s death or Disability;

(b) twelve months after the termination of Optionee’s Continuous Service by reason of his or her Disability;

(c) twelve months after Optionee’s death, if (i) Optionee dies during his or her Continuous Service and before the Option otherwise expires, or (ii) Optionee dies during the applicable period described in subsection (a) above and before the Option otherwise expires, or (iii) Optionee dies during the twelve-month period described in subsection (b) above and before the Option otherwise expires (upon Optionee’s death the Option may be exercised by Optionee’s estate or other beneficiary designated pursuant to the Plan); or

(d) immediately upon the termination of Optionee’s Continuous Service if such termination is for Cause.

The Committee may, prior to the lapse of the Option under the circumstances described in subsections (a)-(d) above, extend the time to exercise the Option as determined by the Committee in writing, but in no event may the Option be extended beyond the Expiration Date. If Optionee or his or her beneficiary exercises an Option after the termination of Optionee’s Continuous Service for any reason, the Option may be exercised only with respect to the Shares that were otherwise vested on such termination of Continuous Service.

3. Exercise of Option. The Option shall be exercised by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Company from time to time and (b) payment to the Company in full for the Shares subject to such exercise. If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. Payment for such Shares shall be (i) in cash, (ii) by delivery (actual or by attestation) of Shares previously acquired by the purchaser, (iii) by withholding of Shares from the Option, in accordance with such procedures as the Company may establish from time to time, (iv) to the extent permitted by the Committee, through a broker-assisted cashless exercise program, or (v) any combination thereof, for the number of Shares specified in such written notice; provided that payment pursuant to clauses (ii), (iii), (iv) and (v) shall be subject to any contractual or legal limitations or restrictions imposed on the Company (including under any credit or similar agreement). Shares surrendered or withheld for this purpose shall be valued at their Fair Market Value on the date of exercise.

4. Payment of Taxes. Regardless of any action the Company or any Affiliate takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related items resulting from the Options (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains Optionee’s responsibility. Optionee also acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any Shares acquired pursuant to the Option and the receipt of any dividends, and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

5. Restrictions on Transfer and Pledge. No right or interest of Optionee in the Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate. The Option is not assignable or transferable by Optionee other than by will or the laws of descent and distribution, but the Committee may (but need not) permit other transfers. The Option may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.

6. Restrictions on Issuance of Shares. If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares covered by the Option upon any national securities exchange on which the Stock may from time to time be listed or traded, or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7. No Right of Continued Service. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee’s Continued Service at any time, nor confer upon Optionee any right to continue to provide services to, the Company or any Affiliate.

8. Stockholders Agreement. As a condition to the issuance of Shares hereunder, Optionee agrees that such Shares shall be subject to all of the terms, conditions and restrictions contained in any Stockholders Agreement by and among the Company and the shareholders of the Company, and that Optionee will become a party to and subject to any such Stockholders Agreement.

9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall be controlling and determinative.

10. Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the Plan.

11. Notice. Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to F3 Platform Biologics, Inc., 1200 Ashwood Parkway, Ste. 155, Atlanta, Georgia, 30338, or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.

12. Compensation Recoupment Policy. The Option and any Shares issued thereunder shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Optionee and to awards of this type. For purpose of the foregoing, Optionee expressly and explicitly authorizes the Company to issue instructions, on Optionee’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Shares and other amounts acquired under the Plan to reconvey, transfer or otherwise return such Shares and/or other amounts to the Company.

13. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Options granted to Optionee by electronic means, and Optionee hereby consents to receive such documents by electronic delivery.

14. Additional Requirements. The Company reserves the right to impose other requirements on the Options to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with applicable laws, rules and regulations, or to facilitate the operation and administration of the Options. Such requirements may include (but are not limited to) requiring Optionee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.